UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2012

COLONY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2012, Colony Financial, Inc. (the “Company”) and Colony Capital, LLC (“Colony Capital”) amended the Secondment Agreement pursuant to which Darren J. Tangen is seconded exclusively to the Company by Colony Capital. The Secondment Agreement was amended solely to include references to “Chief Operating Officer” throughout the agreement in light of the appointment of Darren J. Tangen as Chief Operating Officer of the Company, as described under Item 5.02 below. Other than adding references to “Chief Operating Officer” in the appropriate places throughout the Secondment Agreement, all other terms of the Secondment Agreement remain unchanged.

A copy of the amended and restated Secondment Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 19, 2012, the Board of Directors of the Company appointed Darren J. Tangen, age 41, as Chief Operating Officer of the Company effective March 26, 2012. Mr. Tangen will continue to serve in his current positions as Chief Financial Officer and Treasurer of the Company.

Mr. Tangen has served as the Company’s Chief Financial Officer since the Company’s formation in June 2009 and as Treasurer since the Company’s initial public offering in September 2009. He is seconded exclusively to the Company pursuant to a secondment agreement with Colony Capital, LLC (“Colony Capital”), the parent of the Company’s external manager, Colony Financial Manager, LLC (the “Manager”). Under the terms of the secondment agreement, the Company is responsible for reimbursing Colony Capital an amount equal to the sum of Mr. Tangen’s base salary, Colony Capital’s cost of providing employee benefits to Mr. Tangen and the amount of any annual cash bonus that is approved by the Company’s Compensation Committee, in its sole discretion. There is no present change in compensation for Mr. Tangen in connection with his appointment as Chief Operating Officer and the existing reimbursement arrangement with Colony Capital under the secondment agreement will remain unchanged.

Mr. Tangen has been a Principal of Colony Capital since December 2007, where he was responsible for the identification, evaluation, consummation and management of new debt and equity investments in North America. Prior to becoming a Principal of Colony Capital, Mr. Tangen served as a Senior Vice President (December 2006-December 2007), Vice President (July 2004-December 2006) and Associate of Colony Capital (August 2002-July 2004).

The remainder of the information required by this Item regarding certain relationships between the Company and Colony Capital and the Manager is hereby incorporated by reference to the material appearing in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2011, under the heading “Certain Relationships and Related Transactions.”

A copy of the press release issued by the Company on March 26, 2012 is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company has filed Articles Supplementary classifying 5,980,000 shares of the Company’s authorized preferred stock as Series A Preferred Stock with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”). The Articles Supplementary became effective on March 20, 2012. A description of the material terms of the Series A Preferred Stock, as contained within the Articles Supplementary, is set forth below:

Issuer:	Colony Financial, Inc.

Security:	8.50% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”)

No Maturity:	Perpetual (unless repurchased or redeemed by the Issuer on or after March 20, 2017 or pursuant to its special optional redemption right, or converted by a holder in connection with a Change of Control (defined below))

Liquidation Preference:	$25.00 per share, plus accrued and unpaid dividends

Dividend Rate:	Holders of Series A Preferred Stock will be entitled to receive cumulative cash dividends on the Series A Preferred Stock at the rate of 8.50% per annum of the $25.00 per share liquidation preference, which is equivalent to $2.125 per annum per share.

Dividend Payment Dates:	Dividends on the Series A Preferred Stock will be payable quarterly in arrears on or about the 15th day of January, April, July and October of each year. The first dividend on the Series A Preferred Stock sold in this offering will be paid on July 16, 2012 and will be in the amount of $0.6847 per share.

Optional Redemption:	Except in instances relating to preservation of our qualification as a REIT or pursuant to our special optional redemption right discussed below, our Series A Preferred Stock is not redeemable prior to March 20, 2017. On and after March 20, 2017, we may, at our option, redeem our Series A Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined below), we will have the option to redeem our Series A Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. To the extent that we exercise our special optional redemption right relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Change of Control:	A “Change of Control” is when, after the original issuance of the Series A Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the NYSE, the NYSE Amex or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights:	Upon the occurrence of a Change of Control (as defined above), holders of Series A Preferred Stock will have the right (unless we have elected to exercise our special optional redemption right to redeem some or all of the outstanding Series A Preferred Stock) to convert some or all of their Series A Preferred Stock into a number of shares of our common stock, par value $0.01 per share, equal to the lesser of (A) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and (B) 2.9815 (i.e., the Share Cap), subject, in each case, to certain adjustments and provisions for the receipt of alternative consideration of equivalent value as described in the prospectus supplement.

If we have provided a redemption notice with respect to some or all of the Series A Preferred Stock, holders of any Series A Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series A Preferred Stock that have been called for redemption, and any Series A Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

The summary set forth above is qualified in its entirety by reference to the copy of the Articles Supplementary included as an exhibit to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on March 20, 2012.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles Supplementary designating Colony Financial, Inc.’s 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on March 20, 2012)

10.1	Amended and Restated Secondment Agreement by and between Colony Financial, Inc. and Colony Capital, LLC

99.1	Press release dated March 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2012		COLONY FINANCIAL, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles Supplementary designating Colony Financial, Inc.’s 8.50% Series A Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A filed on March 20, 2012)

10.1	Amended and Restated Secondment Agreement by and between Colony Financial, Inc. and Colony Capital, LLC

99.1	Press release dated March 26, 2012